UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

May 6, 2015
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of President

On May 12, 2015, FMC Technologies, Inc. (the “Company”) announced the appointment of Douglas J. Pferdehirt, age 51, as President of the Company, effective immediately, as approved by the Board of Directors. Mr. Pferdehirt will retain his position as Chief Operating Officer and assumes the role of President from John T. Gremp who will continue as Chairman and Chief Executive Officer. Mr. Pferdehirt’s responsibilities will include leading the Company’s three business segments. Mr. Pferdehirt joined the Company in August 2012 and has served as Executive Vice President and Chief Operating Officer. Prior to joining the Company, he worked at Schlumberger Limited for 26 years and held a wide range of leadership positions.

A news release issued by the Company on May 12, 2015 announcing Mr. Pferdehirt’s appointment is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description of Exhibit

99.1        News Release issued by FMC Technologies, Inc. dated May 12, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Dianne B. Ralston
Dated: May 12, 2015	Name: Dianne B. Ralston
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.    Description of Exhibit

99.1        News Release issued by FMC Technologies, Inc. dated May 12, 2015